ING Logo	Individual Application for Pension IRA		ING Life Insurance and Annuity Company (ILIAC) IRA New Business 151 Farmington Avenue Hartford, CT 06156-5996

Contract Holder Information If you have a PO Box, U.S. Tax laws also require a street address to be indicated.	Contract Holder Name (Last, First, Middle Initial)		Social Security No.

	MANDATORY - Resident Address (No. & Street)		PO Box (optional)	Male Female

	City/Town		State	Zip Code

	Home Telephone No. ( )	Work Telephone No. ( )	Date of Birth (mm/dd/yyyy)

Account Plan Information This Contract is subject to minimum amounts for both Rollover and Subsequent Contributions. Please refer to the prospectus.

Type of Plan and Internal Revenue Code Section under which the Plan will qualify:

IRA 408(b) Roth IRA 408A Rollover to Traditional IRA / Conversion to Roth IRA

SEP 408(k) Name of Plan: _________________________________________________

Estimated Rollover Amount $ _________ Additional annual contribution $ _________ This additional contribution is for the tax year: ___________

Complete only for Installment Contribution.

I authorize (1) ILIAC to debit the account indicated on the enclosed check for the payment amount indicated on this form; and (2) the bank indicated on the enclosed check to pay ILIAC and charge the account shown on the enclosed check for debits drawn and payable to ILIAC as payments under this Contract. Attach check marked "VOID".

Preferred Debit Date 1st or 15th of the month

Amount: $_______________________ Annual Semi-Annual Quarterly Monthly

Will this Contract change/replace any existing Life Insurance or Annuity Contracts? Yes No

(If yes, provide carrier name and account number below)

ILIAC Account Other Carrier _______________________________________________

Account No. ____________________________Date to be Canceled (mm/dd/yyyy)____________

Beneficiary Information	Primary Name	Relationship	Social Security No.	%

	Primary Name	Relationship	Social Security No.	%

	Contingent Name	Relationship	Social Security No.	%

	Contingent Name	Relationship	Social Security No.	%

Investment Options Account rebalancing and/or DCA does not ensure a profit or a guarantee against loss in a declining market

Account rebalancing program

I elect the account rebalancing program (if elected check one of the boxes)
monthly quarterly semi-annually annually

With this program, amounts in the variable investment options are reallocated, as frequently as you elect above, to reflect the percentages indicated on page 2.

Dollar Cost Averaging (DCA)

I elect DCA for a period of 6 12 24 months. DCA program will commence immediately following purchase payment.

Transfer $________________ every month quarter semi-annual annual

Source Fund _______________________________________ (any variable investment option).

Enter the percentage of payment to be allocated to each investment option. Total must be 100%. Use only whole percentages on up to 10 investment option choices.

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Global / International Growth

[107] Fidelity® VIP Overseas Portfolio - Initial Class

[438] ING MFS Global Growth Portfolio - Service Class

[104] ING JPMorgan Fleming International Portfolio - Initial Class

[055] ING VP International Equity Portfolio - Class R

[228] ING VP International Value Portfolio - Class R

[123] Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares

[097] Oppenheimer Global Securities Fund/VA

Aggressive Growth

[076] AIM V.I. Capital Appreciation Fund - Series I Shares

[073] FTVIP Franklin Small Cap Value Securities Fund - Class 2

[258] ING Alger Aggressive Growth Portfolio - Service Class

[440] ING American Century Small Cap Value Portfolio - Service Class

[436] ING Baron Small Cap Growth Portfolio - Service Class

[435] ING JP Morgan Mid Cap Value Portfolio - Service Class

[106] ING Salomon Brothers Aggressive Growth Portfolio -
Initial Class

[053] ING VP Index Plus MidCap Portfolio - Class R

[052] ING VP Index Plus SmallCap Portfolio - Class R

[081] ING VP MidCap Opportunities Portfolio - Class R

[080] ING VP SmallCap Opportunities Portfolio - Class R

[042] ING VP Small Company Portfolio - Class R

[050] ING VP Technology Portfolio - Class R

[119] Janus Aspen Series Mid Cap Growth Portfolio - Institutional Shares

[075] Lord Abbett Mid-Cap Value Portfolio - Class VC Shares

[074] Pioneer Mid-Cap Value VCT Portfolio - Class I

Growth

[077] AIM V.I. Growth Fund - Series I Shares

[078] AIM V.I. Premier Equity Fund - Series I Shares

[109] Fidelity® VIP Growth Portfolio - Initial Class

[133] Fidelity® VIP II Contrafund® Portfolio - Initial Class

[257] ING Alger Growth Portfolio - Service Class

[260] ING Goldman Sachs® Capital Growth Portfolio - Service Class

[100] ING MFS Capital Opportunities Portfolio - Initial Class

[105] ING MFS Research Equity Portfolio - Initial Class

[264] ING Salomon Brothers Fundamental Value Portfolio - Service Class

[111] ING T. Rowe Price Growth Equity Portfolio - Initial Class

[227] ING VP Growth Opportunities Portfolio - Class R

[040] ING VP Growth Portfolio - Class R

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Growth (continued)

[041] ING VP Value Opportunity Portfolio - Class R

[188] Janus Aspen Series Capital Appreciation Portfolio - Service Shares

Growth & Income (Stocks)

[079] AIM V.I. Core Equity Fund - Series I Shares

[108] Fidelity® VIP Equity-Income Portfolio - Initial Class

[262] ING DSI Enhanced Index Portfolio - Service Class

[263] ING Salomon Brothers Investors Value Portfolio - Service Class

[437] ING Van Kampen Comstock Portfolio - Service Class

[001] ING VP Growth and Income Portfolio - Class R

[035] ING VP Index Plus LargeCap Portfolio - Class R

[226] Lord Abbett Growth and Income Portfolio

[225] Pioneer Equity-Income VCT Portfolio - Class I

[224] Pioneer Fund VCT Portfolio - Class I

Growth & Income (Stocks & Bonds)

[101] Calvert Social Balanced Portfolio

[259] ING OpCap Balanced Value Portfolio - Service Class

[008] ING VP Balanced Portfolio, Inc. - Class R

[124] Janus Aspen Series Balanced Portfolio - Institutional Shares

Asset Allocation

[261] ING UBS Tactical Asset Allocation Portfolio - Service Class

[032] ING VP Strategic Allocation Balanced Portfolio - Class R

[031] ING VP Strategic Allocation Growth Portfolio - Class R

[033] ING VP Strategic Allocation Income Portfolio - Class R

Income

[439] ING PIMCO Total Return Portfolio - Service Class

[004] ING VP Bond Portfolio - Class R

[118] Janus Aspen Series Flexible Income Portfolio - Institutional Shares

[098] Oppenheimer Strategic Bond Fund/VA

Stability of Principal

[027] ING Fixed Account

[025] ING Long Term GAA

[024] ING Short Term GAA

[003] ING VP Money Market Portfolio - Class R

Other _______________________________________

NOTE: Because each series of the ING GET U.S. Core Equity Portfolio is a limited time offering, please note that any initial or subsequent deposits received for that portfolio will be allocated to the series available at that time or if no series is available, to the ING VP Money Market Portfolio, unless otherwise specified.

Signature and Additional Information

I represent that the answers given on this application are true and complete to the best of my knowledge and belief. I acknowledge receipt of the current prospectus, dated _______________, as well as current prospectuses pertaining to all variable and other registered investment options under the Contract. I also represent that the Social Security Number or Tax Identification number shown on this form is correct.

I wish to receive a Statement of Additional Information for the current prospectuses.

I understand that annuity payments and termination values (if any) provided by this Contract, when based on the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount. However, fixed and/or general account funds will not vary and are guaranteed as to a fixed dollar amount. I understand that when I make future changes to my investment accounts, I have full responsibility for determining that these changes are consistent with my existing investment objectives.

Contract Holder's Signature

	City/Town and State where signed		Date (mm/dd/yyyy)

Producer Information	Name		Percentage of Participation

	Social Security No.	Work Telephone No.	Office and Producer Codes

	Name		Percentage of Participation

	Social Security No.	Work Telephone No.	Office and Producer Codes

ILIAC requires that all replacement sales are made in accordance with our corporate replacement policy. If this particular sale is NOT in accordance with ILIAC's corporate replacement policy, please check this box and attach an explanation.

To the best of my knowledge, this Contract does, does not replace or modify any existing Insurance or Annuity Contract. By your signature below, you certify that you have reviewed the details of the client's retirement program and believe the Contract applied for is suitable for that program. I also certify that I have used only company-approved sales materials and that copies of all sales materials were left with the Contract Holder.

	Registered Representative's Signature		Date (mm/dd/yyyy)

Special Requests